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EXHIBIT A

                                 EMPLOYMENT AGREEMENT

  This Agreement is made by and between David Koppe ("Employee") and United HealthCare Services, Inc. ("UHS") (when used in this Agreement, UHS includes any affiliated entity of UHS) for the purpose of setting forth certain terms and conditions of Employee's employment by UHS and to protect UHS's knowledge, expertise, customer relationships and the confidential information UHS has developed about its customers, products, operations and services. As of the Effective Date, this Agreement supersedes any prior employment-related agreement or agreements between Employee and UHS or any subsidiary or affiliate of UHS but does not supersede the Release Agreements that UHS and I execute.

1.      EMPLOYMENT AND DUTIES.

        A. EMPLOYMENT. UHS hereby directly or through its subsidiaries employs Employee. Employee accepts such employment on the terms and conditions set forth in this Agreement and, except as specifically superseded by this Agreement, subject to all of UHS's policies and procedures in regard to its employees.

        B. DUTIES. Employee shall perform such duties as are commonly associated with his/her position or as are reasonably assigned to Employee by his/her supervisor from time-to-time. Employee acknowledges that he will not be employed as Chief Financial Officer effective July 1, 1998. After that date, Employee will provide services to UHS regarding financial and other related issues as requested by senior management on a flexible work schedule to be mutually determined by Employee and the Senior Executive Vice-President. Employee shall be generally available to senior management during regular business hours and shall remain classified as a full-time employee.

2.      COMPENSATION.

        A. BASE SALARY. Employee shall be paid a base annual salary in the amount of $367,500 payable bi-weekly, less all applicable withholdings and deductions.

        B. VACATION; ILLNESS. Employee shall be entitled to paid vacation and sick leave each year in accordance with UHS's then-current policies.

        C. MIP AND LTIP PAYMENTS. UHS also agrees to pay Employee pursuant to the Long Term Incentive Plan ("LTIP") for the 1997-1998 cycle according to the terms of the plan and continue Employee's eligibility for the MIP for 1998 according to the terms of the plan. This MIP payment will be made pursuant to the terms of the Plan but no later than March, 1999. Employee's MIP payment for 1998 will be at least one-half Employee's target under the MIP.

        D. STOCK OPTION VESTING. For the period December 1, 1998 through September 30, 1999, UHS also agrees to vest Employee's United HealthCare performance based stock option grants in the following manner: (1) for grants made before July 1, 1996, UHS agrees to vest the grants at a rate of 20% of the number of shares covered by the option or grant on the anniversary date of the option or grant; (2) for grants or options made after July 1, 1996, UHS agrees to vest the grant at a rate of 25% of the number of shares covered by the grant on the anniversary date of the option or grant.

        E. OTHER BENEFITS. Employer shall continue provide Employee with the same employee benefit coverages that it is currently providing to Employee subject to his elections. Employer agrees to provide Employee with use of UHS' voice-mail and computer e-mail.

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3.      TERM AND TERMINATION.

        A. TERM. The term of this Agreement shall begin on July 1, 1998 (the "Effective Date") and shall continue until the earlier of the date of termination pursuant to Section 3B or September 30, 1999.

        B.      TERMINATION OF AGREEMENT AND/OR EMPLOYMENT.

                i. This Agreement may be terminated at any time by the mutual written agreement of the parties.

                ii. UHS may terminate Employee's employment or terminate this Agreement for Cause (as defined below) by giving written notice of termination which is received by Employee at least 30 days before the effective date of termination of employment or of this Agreement, as the case may be. UHS will specify the reasons for the termination and provide Employee with the reasonable opportunity to respond to the reasons stated. If Employee has not adequately resolved the issue that gave rise to the termination, the termination will become effective on the date specified by UHS.

                iii. Employee may terminate his/her employment by giving written notice of termination of employment which is received by UHS at least 30 days before the effective date of termination of employment.

                iv. This Agreement shall automatically terminate on the effective date of the termination of Employee's employment or on the date of Employee's death, retirement or permanent and total disability which renders Employee incapable of performing Employee's duties; provided, however, notwithstanding such termination, (i) in the event of Employee's death, UHS shall continue to pay to Employee or his estate or representative the base salary scheduled to be made in accordance with Section 2A of this Agreement through September 30, 1999; (ii) in the event of Employee's permanent and total disability, UHS will continue to pay Employee the difference between his base salary and any disability payments that Employee receives through September 30, 1999; and (iii) in the event of Employee's death or permanent and total disability, UHS will vest all of Employee's stock options, will provide the health coverage to the extent applicable to Employee's family members and pursuant to the terms of the post career coverage program included in the attached second release, and will allow Employee's estate, personal representative or heirs to have the extended stock option exercise date (September 30, 2002) included in the attached second release. UHS has the sole right, in its reasonable discretion, to determine whether Employee is permanently or totally disabled within the meaning of this Section 3B4.

4.      SEVERANCE EVENTS AND COMPENSATION.

        A. In the event Employee's employment with UHS is terminated by UHS pursuant to Section 3B(ii) with Cause, then:

                i. This Agreement shall also be terminated along with all future payments, stock vesting and benefits described in this Agreement. UHS will not execute the Second Release attached to this Agreement.

                ii. As of the effective date of termination of employment, Employee shall cease to be eligible for all benefit plans maintained by UHS, except as required by federal or state continuation of coverage laws.

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        B.      In the event Employee's employment with UHS is terminated by
                Employee pursuant to Section 3B(iii), then:

                i. This Agreement shall also be terminated. However, UHS shall continue to pay Employee his bi-weekly base salary, less withholdings and deductions, through September 30, 1999. As of the effective date of termination, however, Employee shall not receive any future stock vesting, LTIP or MIP Payments described in this Agreement.
                ii. UHS will execute the Second Release attached to this Agreement within 21 days of Employee's termination of employment.

        C.      Definitions and Procedure.

                i.      For purposes of this Agreement, "Cause" shall mean the
                        (a) the willful failure or refusal of Employee to follow the reasonable directions of UHS's Board of Directors or Employee's supervisor or to perform any duties reasonably required by UHS, (b) a failure to adequately meet reasonable performance expectations, (c) material violations of UHS's Code of Conduct or (d) the commission of any criminal act or act of fraud or dishonesty by Employee in connection with Employee's employment by UHS. In the event that UHS terminates Employee's employment under subsections (a), (b) or (c) of this Cause definition, UHS shall specify in the notice of termination the basis for Cause. If the Cause described in the notice is cured to UHS's reasonable satisfaction prior to the end of the 30 day notice period, the notice of termination of employment shall be withdrawn.


5.      PROPERTY RIGHTS, CONFIDENTIALITY, NON-SOLICIT AND NON-COMPETE
        PROVISIONS.

        A.      UHS'S PROPERTY.

                i. Except for inventions, discoveries or works referred to in the next paragraph, Employee shall promptly disclose to UHS in writing all inventions, discoveries and works of authorship, whether or not patentable or copyrightable, which are conceived, made, discovered, written or created by Employee alone or jointly with another person, group or entity, whether during the normal hours of employment at UHS or on Employee's own time, during the term of this Agreement. Employee assigns all rights to all such inventions and works of authorship to UHS. Employee shall give UHS any assistance it reasonably requires in order for UHS to perfect, protect, and use its rights to inventions and works of authorship.

                        This provision shall not apply to an invention, discovery or work for which no equipment, supplies, facility or trade secret information of UHS was used and which was developed entirely on the Employee's own time and which (1) does not relate to the business of UHS or to UHS's anticipated research or development, or (2) does not result from any work performed by the Employee for UHS.

                ii. Employee shall not remove any records, documents, or any other tangible items (excluding Employee's personal property) from the premises of UHS in either original or duplicate form, except as is needed in the ordinary course of conducting business for UHS.

                iii. Employee shall immediately deliver to UHS, upon termination of employment with UHS, or at any other time upon UHS's request, any property, records, documents, and other tangible items (excluding Employee's personal property) in Employee's possession or

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                        control, including data incorporated in word processing,
                        computer and other data storage media, and all copies of such records, documents and information, including all Confidential Information, as defined below. UHS agrees that Employee can purchase his personal computer from UHS at the depreciated value, according to the Company's records.

        B. CONFIDENTIAL INFORMATION. During the course of his employment Employee will develop, become aware of and accumulate expertise, knowledge and information regarding UHS's organization, strategies, business and operations and UHS's past, current or potential customers and suppliers. UHS considers such expertise, knowledge and information to be valuable, confidential and proprietary and it shall be considered Confidential Information for purposes of this Agreement. During this Agreement and at all times thereafter Employee shall not use such Confidential Information or disclose it to other persons or entities except as is necessary for the performance of Employee's duties for UHS or as has been expressly permitted in writing by UHS unless such information is available to the public at the time of its disclosure by Employee in which case such information is no longer Confidential Information.

        C. NON-SOLICITATION. During (i) the term of this Agreement, (ii) any period for which Employee is receiving payments under
                Section 4B of this Agreement, (iii) any period following the termination or expiration of this Agreement during which Employee remains employed by UHS and (iv) for a period of one year after the last day of the latest of any period described in
                (i), (ii) or (iii), Employee shall not (y) directly or indirectly attempt to hire away any then-current employee of UHS or a subsidiary of UHS or to persuade any such employee to leave employment with UHS, or (z) directly or indirectly solicit, divert, or take away, or attempt to solicit, divert, or take away, the business of any person, partnership, company or corporation with whom UHS (including any subsidiary or affiliated company in which UHS has a more than 20% equity interest) has established or is actively seeking to establish a business or customer relationship, in each case, on the date hereof.

        D. NON-COMPETITION. During (i) the term of this Agreement, (ii) any period for which Employee is receiving payments under
                Section 4B of this Agreement, and (iii) any period following the termination or expiration of this Agreement during which Employee remains employed by UHS, Employee shall not, without UHS's prior written consent, engage or participate, either individually or as an employee, consultant or principal, partner, agent, trustee, officer or director of a corporation, partnership or other business entity, in any business in which UHS (including any subsidiary or affiliated company in which UHS currently has a more than 20% equity interest) is engaged on the date hereof. Notwithstanding anything contained in this Section 4D, after (i), (ii), and (iii) above, Employee may become employed by or consult with (i) any hospital, physician or other medical group excluding for these purposes any HMO, PPO, physician practice management type company, or similar entity controlled by such hospital, physician, or medical group, (ii) any medical device or supply company, (iii) any securities or venture capital firm, money management entity, or (iv) consulting firm even if the firm provides consulting services in the health care area (provided that employee does not provide any services in the health care or health care management area), or (v) to any pharmaceutical company or pharmacy benefits company.

6.      MISCELLANEOUS.

        A. ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and assigns, but may not be assigned by either party without the prior written consent of the other party, except that UHS in its sole discretion may assign this Agreement to an entity controlled by UHS at the time of the assignment. If UHS subsequently loses or gives up control of the entity to which this Agreement is assigned, such entity shall become UHS for all purposes under this Agreement, beginning on the date on which UHS loses or gives up control of the entity. Any successor to UHS shall be deemed to be UHS for all purposes of this Agreement.

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        B.      NOTICES.  All notices under this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, return receipt requested, postage prepaid, to the party to receive the same at the address set forth below or at such other address as may have been furnished by proper notice.

                        UHS:            300 Opus Center
                                        9900 Bren Road East
                                        Minnetonka, MN 55343
                                        Attn: Senior Vice President Human
                                        Resources

                        Employee:




        C. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to its subject matter and may be amended or modified only by a subsequent written amendment executed by the parties. This Agreement replaces and supersedes any and all prior employment or employment related agreements and understandings, including any letters or memos which may have been construed as agreements, between the Employee and UHS or any of its subsidiaries and affiliated companies.

        D. CHOICE OF LAW. This Agreement shall be construed and interpreted under the applicable laws and decisions of the State of Minnesota.

        E. WAIVERS. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy under this Agreement shall operate as a waiver; nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of any right or remedy.

        F. ADEQUACY OF CONSIDERATION. Employee acknowledges and agrees that he has received adequate consideration from UHS to enter into this Agreement.

        G. DISPUTE RESOLUTION AND REMEDIES. Any dispute arising between the parties relating to this Agreement or to Employee's employment by UHS shall be resolved by binding arbitration pursuant to UHS's Employment Arbitration Policy. In no event may the arbitration be initiated more than one year after the date one party first gave written notice of the dispute to the other party. The parties acknowledge that Employee's failure to comply with the Confidentiality, Non-Solicit and Non-Compete provisions of this Agreement will cause immediate and irreparable injury to UHS and that therefore the arbitrators, or a court of competent jurisdiction if an arbitration panel cannot be immediately convened, will be empowered to provide injunctive relief, including temporary or preliminary relief, to restrain any such failure to comply.

        H. NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer or be deemed or construed to confer any rights or benefits upon any person other than the parties.

        I. SECOND RELEASE. UHS and Employee agree to execute the second release within 21 days of employee's termination from employment unless Employee is terminated of employment for Cause, as defined in Section 4C of this Agreement.

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THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION THAT MAY BE ENFORCED BY
THE PARTIES.

UNITED HEALTHCARE SERVICES, INC.


By /s/ Robert J. Backes                   /s/ David Koppe
   ------------------------------         --------------------------------
                                          Employee

Date      6/30/98                         Date     6/30/98
   ------------------------------             ----------------------------







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